QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on June 12, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CA, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-2857434 (I.R.S. Employer Identification Number)

One CA Plaza
Islandia, New York 11749-7000
(800) 225-5224
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Amy Fliegelman Olli, Esq.
Executive Vice President and General Counsel
One CA Plaza
Islandia, New York 11749-7000
(800) 225-5224
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Todd W. Eckland, Esq.
Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, New York 10036-4039
Telephone: (212) 858-1000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/Amount of registration fee

Senior Debt Securities	(2)

Senior Subordinated Debt Securities	(2)

Junior Subordinated Debt Securities	(2)

Preferred Stock, Class A, without par value	(2)

Common Stock, par value $.10 per share(1)	(2)

(1)
Each share of common stock includes one right to purchase the Registrant's participating preferred stock, class A, without par value. No separate consideration is payable for such rights.

(2)
In accordance with General Instruction II.E of Form S-3 and Rule 457(r) under the Securities Act of 1933, the Registrant is relying on Rule 456(b) thereunder to include an indeterminate aggregate initial offering price of the securities of each specified class to be registered under this registration statement and issued from time to time at indeterminate prices, including an indeterminate amount of debt securities, preferred stock or common stock issuable upon conversion of, or in exchange for, other debt securities or preferred stock registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, other securities or that are issued in units. The Registrant has elected to defer payment of the registration fee pursuant to Rule 456(b) under the Securities Act, except for $39,300 that has previously been paid by the Registrant with respect to its securities included in Registration Statement No. 333-126641, which was filed on July 15, 2005 and subsequently withdrawn with no sales of securities having been made thereunder. In accordance with Rule 457(p), such previously paid fee may be applied to the filing fee payable pursuant to this registration statement.

Prospectus

CA, Inc.

Senior Debt Securities
Senior Subordinated Debt Securities
Junior Subordinated Debt Securities
Preferred Stock
Common Stock

        We may offer from time to time, in one or more offerings, senior debt securities, senior subordinated debt securities, junior subordinated debt securities, preferred stock or common stock. The securities we may offer may be convertible into or exchangeable for our other securities and may be sold separately or as units with our other securities. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide a supplement to accompany this prospectus each time we offer any of these securities. The accompanying prospectus supplement will describe the specific manner in which we will offer such securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

        Our common stock is listed on The Nasdaq Global Select Market under the symbol "CA."

        Investing in our securities involves risks. See "Risk Factors" on page 1 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 12, 2008.

        In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus or the accompanying prospectus supplement or any free writing prospectus and the registration statement of which this prospectus is a part. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

        We are not offering to sell these securities in places where offers and sales are not permitted.

        You should assume that the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

About this Prospectus

        This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration, or continuous offering, process. Under this shelf registration process, we may, at any time and from time to time, issue and sell, in one or more offerings, the securities described in this prospectus.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that accompanies this prospectus that will contain specific information about the terms of that offering and the offered securities. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in the accompanying prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement, together with additional information described under "Where You Can Find More Information" before making your investment decision.

        Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to "we," "us" and "our" refer to CA, Inc.

Risk Factors

        Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under "Risk Factors" in the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus and the accompanying prospectus supplement.

Our Company

        We are one of the world's largest providers of enterprise software. Our products and solutions are designed to help our customers govern, manage and secure information technology systems and services in highly complex computing environments.

        Our principal executive offices are located at One CA Plaza, Islandia, New York 11749-7000, and our main telephone number is (800) 225-5224. Our website is located at http://www.ca.com. Our website and the information contained on our website are not part of this prospectus.

Where You Can Find More Information

        We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site on the world wide web is http://www.sec.gov. The information on the SEC's web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

        The SEC permits us to "incorporate by reference" the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus:

  •
  our Annual Report on Form 10-K for the year ended March 31, 2008;

  •
  part III of our Annual Report on Form 10-K for the year ended March 31, 2007;

  •
  our Current Reports on Form 8-K as filed with the SEC on April 4, 2008, April 15, 2008 and April 16, 2008; and

  •
  the description of our common stock contained in the registration statement on Form 8-A/A filed with the SEC on April 28, 2008 and any amendment thereof or other report that we may file after the date of this prospectus for the purpose of updating such description.

        We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 that are made prior to the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

        You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Investor Relations, CA, Inc., One CA Plaza, Islandia, New York, 11749, telephone (800) 225-5224. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

Use of Proceeds

        Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include repayment or redemption of existing indebtedness and future acquisitions and strategic investment opportunities. Pending the application of net proceeds, we expect to invest the net proceeds in investment grade, interest-bearing securities.

Ratios of Earnings to Fixed Charges

        The following table sets forth our ratios of earnings to fixed charges for the periods indicated:

	Fiscal year ended March 31,
	2004		2005	2006	2007	2008
Ratio of earnings to fixed charges(1)	—	(2)	1.15	1.77	1.81	4.75
Deficiency of earnings to fixed charges(1)	$114	(2)	—	—	—	—

(1)
We currently do not have any preferred stock outstanding and we did not pay or accrue any dividends on preferred stock during the years presented above.

(2)
Our ratio of earnings to fixed charges was less than 1.00 for the fiscal year ended March 31, 2004. As a result, earnings available for fixed charges were inadequate to cover fixed charges for this period. The amount of the deficiency of earnings to fixed charges is in millions.

        For purposes of this computation, earnings are defined as our pre-tax earnings or loss from continuing operations plus our fixed charges. Fixed charges are the sum of:

  •
  interest expense;

  •
  amortization of deferred financing costs and debt discounts; and

  •
  the portion of operating lease rental expense that is representative of the interest factor (deemed to be one third).

Description of Senior Debt Securities

General

        The following is a summary of the general terms of the senior debt securities we may issue under an indenture, dated as of June 1, 2008, between us and U.S. Bank National Association, as trustee. The terms of the senior debt securities include those expressly set forth in the indenture and those made part of the indenture by referencing the Trust Indenture Act of 1939. The particular terms of the senior debt securities of any series and the extent, if any, to which such general terms may apply to the senior debt securities of such series will be described in the prospectus supplement applicable to the senior debt securities of such series. If there is any inconsistency between the information in this prospectus and the prospectus supplement applicable to the debt securities of such series, you should rely on the information in the accompanying prospectus supplement. This description of senior debt securities provides an overview of the material provisions of the senior debt securities and, to the extent applicable to the senior debt securities, the indenture. Since this description of senior debt securities is a summary, you should refer to the indenture for a complete description of our obligations and the rights of a holder of senior debt securities thereunder. We have filed a copy of the indenture as an exhibit to the registration statement of which this prospectus is a part.

        When we refer to "we," "us" or "our" in this section, we refer only to CA, Inc., the issuer of the senior debt securities, and not to its subsidiaries. Unless otherwise defined in this prospectus, capitalized terms used in this "Description of Senior Debt Securities—Covenants" section are defined under "—Definitions" below.

        The senior debt securities will be senior unsecured and unsubordinated indebtedness and will rank equally with all of our existing and future senior unsecured and unsubordinated indebtedness. However, the senior debt securities are structurally subordinated to the indebtedness of our subsidiaries and effectively subordinated to our secured debt to the extent of the value of the assets securing such indebtedness.

        There is no requirement under the indenture that future issuances of our senior debt securities be issued under the indenture, and we will be free to use other indentures or instruments, which may contain provisions different from those contained in the indenture or applicable to one or more series of senior debt securities issued thereunder, in connection with future issuances of such other senior debt securities.

        The indenture does not limit the aggregate principal amount of senior debt securities that may be issued thereunder. The indenture provides that the senior debt securities may be issued in one or more series. The senior debt securities may be issued at various times and may have differing maturity dates and may bear different interest rates. The prospectus supplement applicable to the senior debt securities of any series will describe:

  •
  the designation and aggregate principal amount of the senior debt securities of such series and their authorized denominations (if other than $1,000 and integral multiples of $1,000);

  •
  the date or dates on which the senior debt securities of such series will mature;

  •
  the interest rate or rates, or method of calculation of such rate or rates, on the senior debt securities of such series, and the date from which such interest shall accrue;

  •
  the dates on which such interest will be payable or the method by which such dates are to be determined;

  •
  the record dates for payment of such interest;

  •
  any obligation to redeem or repurchase the senior debt securities of such series, whether pursuant to a sinking fund or analogous provision or at our option or the option of the holder thereof;

  •
  the period or periods within which, the price or prices at which, and the terms and conditions upon which, the senior debt securities of such series may be redeemed or repurchased, in whole or in part;

  •
  the inapplicability of any event of default or covenant set forth in the indenture relating to the senior debt securities, or the applicability of any other events of default or covenant in addition to the events of default or covenants set forth in the indenture relating to the senior debt securities; or

  •
  other specific terms applicable to the senior debt securities of such series.

        Principal of and premium, if any, and interest on the senior debt securities will be payable, and the senior debt securities may be exchanged or transferred, at our office or agency in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the trustee, at 100 Wall Street, Suite 1600, New York, New York 10005), except that, at our option, payment of interest may be made by check mailed to the registered holders of the senior debt securities at their registered addresses. No service charge will be made for any registration of transfer or exchange of senior debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with such transfer or exchange.

        In any case where the date of payment of the principal of or premium, if any, or interest on the senior debt securities of any series, including the date, if any, fixed for redemption or repurchase of the senior debt securities of such series, shall not be a "business day" (as defined below), then payment of principal, premium or interest need not be made on that date at such place but may be made on the next succeeding business day, with the same force and effect as if made on the applicable payment date or the date fixed for redemption or repurchase, and no interest shall accrue for the period after that date. A "business day" shall mean a day that is not, in New York City, a Saturday, Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law to close.

Ranking

        The senior debt securities will be senior unsecured and unsubordinated indebtedness and will rank equally with all of our existing and future senior unsecured and unsubordinated indebtedness. However, the senior debt securities will be structurally subordinated to the indebtedness of our subsidiaries and effectively subordinated to our secured indebtedness to the extent of the value of the assets securing such indebtedness.

        We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities and expenses incurred by the trustee in connection with its duties relating to the senior debt securities. The trustee's claims for these payments will generally be senior to those of holders of senior debt securities in respect of all funds collected or held by the trustee.

        The senior debt securities are exclusively our obligations. Our cash flow and our ability to service our indebtedness, including the senior debt securities, is partially dependent upon the earnings of our subsidiaries. In addition, we are particularly dependent on the distribution of earnings, loans or other payments by our subsidiaries to us. Our subsidiaries are separate and distinct legal entities. Our subsidiaries will have no obligation to pay any amounts due on any series of senior debt securities or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings and business considerations. Our right to receive any assets of any subsidiary upon its liquidation or reorganization, and, therefore, our right to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries our right as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to the indebtedness held by us.

Covenants

        Unless otherwise indicated in the prospectus supplement applicable to the senior debt securities of any series and except as discussed below, we are not restricted by the indenture from:

  •
  incurring any type of indebtedness or other obligation;

  •
  paying dividends or making distributions on our capital stock; or

  •
  purchasing or redeeming our capital stock.

        We are not required under the indenture to maintain any financial ratios or specified levels of net worth or liquidity.

        The indenture contains various covenants, including, among others, the following:

  Limitation on Liens

        So long as the senior debt securities of any series are outstanding under the indenture, neither we nor any Restricted Subsidiary will, directly or indirectly, issue, incur, create, assume or guarantee any indebtedness secured by a mortgage, security interest, pledge, lien, charge or other encumbrance upon any Principal Property or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares or indebtedness are now existing or owned or hereafter created or acquired), unless prior to or at the same time the senior debt securities of such series are equally and ratably secured with or, at our option, prior to such secured indebtedness. Mortgages, security interests, pledges, liens, charges and other encumbrances are collectively referred to in this prospectus as "mortgages."

        This restriction does not apply to:

  (1)
  mortgages on property, shares of stock or indebtedness or other assets of any corporation existing at the time such corporation becomes a Restricted Subsidiary, provided that such mortgage was not incurred in anticipation of such corporation becoming a Restricted Subsidiary;

  (2)
  mortgages on property, shares of stock or indebtedness existing at the time of acquisition by us or any Restricted Subsidiary (which may include property previously leased by us and leasehold interests on the property, provided that the lease terminates prior to or upon the acquisition) or mortgages on property, shares of stock or indebtedness to secure the payment of all or any part of the purchase price of the property, shares of stock or indebtedness, or mortgages on property, shares of stock or indebtedness to secure any indebtedness incurred prior to, at the time of, or within 270 days after, the latest of the acquisition or, in the case of property, the completion of construction, the completion of improvements or the beginning of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price of the property, the construction or the making of the improvements;

  (3)
  mortgages in favor of us or another Restricted Subsidiary;

  (4)
  mortgages existing at the time of the closing of the offering of the senior debt securities of such series;

  (5)
  mortgages on property or other assets of a corporation existing at the time a corporation is merged into or consolidated with either us or any Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to either us or any Restricted Subsidiary, provided that this mortgage was not incurred in anticipation of the merger or consolidation or sale, lease or other disposition;

  (6)
  mortgages in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia) to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to such mortgages;

  (7)
  mortgages created in connection with a project financed with, and created to secure, a Nonrecourse Obligation;

  (8)
  mortgages securing all of the senior debt securities of such series outstanding under the indenture; or

  (9)
  extensions, renewals or replacements of any mortgage referred to in clauses (1) through (8) above without increase of the principal of the indebtedness secured by the mortgage; provided, however, that any mortgages permitted by any of clauses (1) through (8) above shall not extend to or cover any property of ours or that of any Restricted Subsidiary, as the case may be, other than the property specified in these clauses and improvements to this property.

        We and any Restricted Subsidiary are permitted to issue, incur, create, assume or guarantee indebtedness secured by a mortgage that would otherwise not be permitted without equally and ratably securing the senior debt securities of such series then outstanding under the indenture, if, after giving effect thereto and any concurrent retirement of indebtedness, the aggregate amount of all indebtedness secured by mortgages (not including mortgages permitted under clauses (1) through (9) above) does not at such time exceed 15% of Consolidated Net Assets.

  Limitation on Sale/Leaseback Transactions

        So long as the senior debt securities of any series are outstanding under the indenture, neither we nor any Restricted Subsidiary will enter into any "sale/leaseback transaction" (as defined below) with respect to any Principal Property, whether now owned or hereafter acquired by us or any Restricted Subsidiary, unless:

  (a)
  we or such Restricted Subsidiary would, at the time of entering into such arrangement, be able to incur indebtedness secured by a mortgage on the Principal Property involved in the transaction at least equal in amount to the Attributable Debt with respect to such sale/leaseback transaction, without equally and ratably securing the senior debt securities of such series under the covenant described in "—Limitation on Liens" above; or

  (b)
  the net proceeds of the sale of the Principal Property to be leased are at least equal to such Principal Property's fair market value, as determined by our board of directors, and the proceeds are applied within 180 days of the effective date of the sale/leaseback transaction to the purchase, construction, development or acquisition of assets or to the repayment of indebtedness of us or any Restricted Subsidiary.

        This restriction does not apply to sale/leaseback transactions:

  •
  entered into prior to the time of the closing of the offering of the senior debt securities of such series;

  •
  between us and any Restricted Subsidiary or between Restricted Subsidiaries;

  •
  under which the rent payable pursuant to such lease is to be reimbursed under a contract with the U.S. Government or any instrumentality or agency thereof;

  •
  involving leases for a period of no longer than three years; or

  •
  in which the lease for the property or asset is entered into within 270 days after the date of acquisition, completion of construction or commencement of full operations of such property or asset, whichever is latest.

        A "sale/leaseback transaction" means an arrangement relating to property now owned or hereafter acquired whereby either we transfer, or any Restricted Subsidiary transfers, such property to a person and either we or any Restricted Subsidiary leases it back from such person.

        Notwithstanding the restrictions outlined in the preceding paragraphs, we and any Restricted Subsidiary will be permitted to enter into sale/leaseback transactions that would otherwise be subject to such restrictions, without complying with the requirements of clauses (a) and (b) above, if, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to sale/leaseback transactions existing at such time that could not have been entered into except for the provisions described in this paragraph, together with the aggregate amount of all outstanding indebtedness secured by mortgages permitted by any of clauses (1) through (9) under "—Limitation on Liens" above, does not exceed 15% of Consolidated Net Assets.

  Merger, Consolidation or Sale of Assets

        We may, without the consent of the holders of any outstanding series of senior debt securities, consolidate with, sell, lease, convey or otherwise transfer all or substantially all of our assets to, or merge with or into, any other person or entity, provided that:

  •
  we shall be the continuing entity, or the successor entity formed from the consolidation or merger or the entity that received the transfer of the assets is organized and validly existing under the laws of any jurisdiction in the United States of America and expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on the senior debt securities and the performance or observance of every covenant in the indenture;

  •
  immediately after giving effect to the transaction, no default shall have occurred and be continuing; and

  •
  an officers' certificate and legal opinion are delivered to the trustee, each stating that the consolidation, merger, conveyance or transfer complies with the preceding two bullet points.

        The successor person or entity will succeed to us, and be substituted for us, and may exercise all of our rights and powers under the indenture, but in the case of a lease of all or substantially all of our assets we will not be released from the obligation to pay the principal of and premium, if any, and interest on the senior debt securities.

Defaults

        Unless otherwise indicated in the prospectus supplement applicable to the senior debt securities of any series, each of the following is an "event of default" with respect to the senior debt securities of such series under the indenture:

  (1)
  a default in the payment of any interest on any debt security of such series when due, which default continues for 30 days or more;

  (2)
  a default in the payment of principal of or premium, if any, on any debt security of such series when due at its stated maturity date, upon optional redemption or required repurchase, upon declaration of acceleration or otherwise;

  (3)
  a failure by us to comply with our other agreements contained in the indenture (other than any such agreement that is solely for the benefit of debt securities other than such series) continuing for 90 days after written notice has been given as provided in the indenture;

  (4)
  (a) a failure to make any payment at maturity, including any applicable grace period, on any of our indebtedness in an amount in excess of $50,000,000 and continuance of this failure to pay or (b) a default on any of our indebtedness, which default results in the acceleration of indebtedness in an amount in excess of $50,000,000 without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, for a period of, in the case of clause (a) or (b) above, 30 days or more after written notice thereof to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of such series; provided, however, that if the failure, default or acceleration referred to in clause (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the event of default shall be deemed cured; and

  (5)
  the occurrence of various events of bankruptcy, insolvency or reorganization involving us as provided in the indenture.

        The foregoing constitute events of default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of any law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        If an event of default with respect to the senior debt securities of any series, other than an event of default described in clause (5) above, occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of such series by notice to us may declare the principal of and accrued but unpaid interest on all the senior debt securities of such series to be due and payable. Upon this declaration, principal of and interest on the senior debt securities of such series will be immediately due and payable. If an event of default described in clause (5) above occurs and is continuing, the principal of and accrued but unpaid interest on all the senior debt securities of such series will become immediately due and payable without any declaration or other act on the part of the trustee or any holders. Under some circumstances, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of such series may rescind any acceleration with respect to the senior debt securities of such series and its consequences.

        If an event of default occurs and is continuing, the trustee, in conformity with its duties under the indenture, will exercise all rights or powers under the indenture at the request or direction of any of the holders, provided the holders provide the trustee with a reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of senior debt securities of any series may pursue any remedy with respect to the indenture or the senior debt securities unless:

  •
  such holder previously notified the trustee that an event of default is continuing;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of such series requested the trustee to pursue the remedy;

  •
  such holders offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request;

  •
  the trustee has not complied with the holder's request within 60 days after its receipt of such notice, request and offer of security or indemnity; and

  •
  the holders of a majority in principal amount of the outstanding senior debt securities of such series have not given the trustee a direction inconsistent with the request within the 60-day period.

        Generally, the holders of a majority in principal amount of the outstanding senior debt securities of a series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee with respect to the senior debt securities of such series. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of senior debt securities of such series or that would expose the trustee to personal liability.

        If a default with respect to the senior debt securities of a series occurs and is continuing and is known to the trustee, the trustee must mail to each holder of any debt security of such series notice of the default within 90 days after it is known to the trustee. Except in the case of a default in the payment of principal of, premium, if any, or interest on any debt security of such series, the trustee may withhold notice if the trustee determines in good faith that withholding notice is not opposed to the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers of the certificate know of any default that occurred during the previous fiscal year. We also are required to notify the trustee within 30 days of the occurrence of any event that would constitute various defaults, their status and what action we are taking or propose to take in respect of these defaults.

Amendments and Waivers

        We and the trustee may amend the indenture as to the senior debt securities of any series with the consent of the holders of a majority in principal amount of the senior debt securities of such series then outstanding. Any past default or compliance with any provisions of the indenture or the senior debt securities of such series may be waived with the consent of the holders of a majority in principal amount of the senior debt securities of such series then outstanding. These consents may be obtained through a tender offer or exchange offer for the senior debt securities of such series.

        Without the consent of each holder of an outstanding debt security of any series, we may not amend the indenture as to such series to:

  •
  reduce the amount of senior debt securities of such series whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the rate of or extend the time for payment of interest on any debt security of such series;

  •
  reduce the principal of or premium, if any, on any debt security of such series or change its stated maturity date or the time at which it may be redeemed or repurchased;

  •
  make any debt security of such series payable in money other than that stated in the debt security of such series;

  •
  impair the right of any holder of any debt security of such series to receive payment of principal of and interest on the senior debt securities of such series on or after the due dates for the payment of the principal or interest or to institute suit for the enforcement of any payment on or with respect to the senior debt securities of such series;

  •
  make any changes that would affect the ranking of the senior debt securities of such series in a manner adverse to the holders thereof; or

  •
  make any change in the amendment or waiver provisions relating to the senior debt securities of such series that require the consent of each holder thereof.

        We and the trustee may, however, amend or supplement the indenture without the consent of any holder of the senior debt securities of any series as to:

  •
  cure, correct or supplement any ambiguity, omission, defect or inconsistency as to the senior debt securities of such series;

  •
  provide for the assumption by a successor corporation of our obligations under the indenture as to the senior debt securities of such series;

  •
  add guarantees or collateral security with respect to the senior debt securities of such series;

  •
  add to our covenants under the indenture for the benefit of the holders of the senior debt securities of such series or to surrender any right or power conferred upon us as to the senior debt securities of such series;

  •
  make any change that does not adversely affect the rights of any holder of senior debt securities of such series in any material respect;

  •
  change or eliminate any of the provisions of the indenture provided that any such change or elimination will become effective only when there is no security outstanding of any series created prior to the execution of such amendment or supplement that is adversely affected by such provision; or

  •
  comply with any requirement of the SEC regarding qualification of the indenture under the Trust Indenture Act of 1939.

        It is not necessary that any consent of the holders of the senior debt securities of any series required under the indenture approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Transfer and Exchange

        A holder may transfer or exchange senior debt securities of a series in accordance with the indenture. Upon any transfer or exchange, the registrar of the senior debt securities and the trustee may require a holder to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes required by law or permitted by the indenture, including any transfer tax or other similar governmental charge payable as part of the transfer or exchange. We are not required to transfer or exchange any debt security selected for redemption or to transfer or exchange any debt security for a period of 15 days prior to a selection of senior debt securities to be redeemed. The senior debt securities will be issued in registered form and the registered holder of a debt security will be treated as the owner of the debt security for all purposes.

Defeasance

        With respect to the senior debt securities of any series, we may, at any time, terminate all of our obligations under the senior debt securities of such series and the indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the senior debt securities of such securities, to replace mutilated, destroyed, lost or stolen senior debt securities of such series and to maintain a registrar and paying agent in respect of the senior debt securities of such series. We at any time may terminate our obligations with respect to the senior debt securities of any series under the covenants described under "—Covenants" and the occurrence of an event of default described in clause (4) under "—Defaults" above ("covenant defeasance").

        We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the senior debt securities of any series may not be accelerated because of an event of default with respect thereto. If we exercise our covenant defeasance option, payment of the senior debt securities of such series may not be accelerated because of an event of default described in clause (3) (except for the covenant described under "—Covenants—Merger, consolidation or sale of assets") or clause (4) under "—Defaults" above.

        To exercise either defeasance option with respect to the senior debt securities of any series:

  •
  we must irrevocably deposit with the trustee, in trust for the benefit of the holders of the senior debt securities of such series, money or U.S. government obligations that will provide cash at the times and in the amounts as will be sufficient to pay principal, premium and interest when due on all the senior debt securities of such series to maturity or redemption;

  •
  we must deliver to the trustee an opinion of counsel that will provide that the holders of the senior debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred;

  •
  in the case of legal defeasance only, the opinion of counsel referred to in the clause above must be based on a ruling of the U.S. Internal Revenue Service or other change in applicable U.S. federal income tax law; and

  •
  no default shall have occurred and be continuing.

Concerning the Trustee

        U.S. Bank National Association is the trustee under the indenture and is also registrar and paying agent of the senior debt securities.

        The indenture contains limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any of these claims as security or otherwise. The trustee is permitted to engage in other transactions with us and our subsidiaries and affiliates. However, if the trustee acquires any conflicting interest it must either eliminate its conflict within 90 days, apply to the SEC for permission to continue or resign as trustee under the indenture.

Governing Law

        The indenture provides that it and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Definitions

        For purposes of this "Description of Senior Debt Securities" section, the following terms have the following meanings:

        "Attributable Debt" means, when used in connection with a sale/leaseback transaction involving a Principal Property, at the time of determination, the lesser of:

  •
  the fair value of such property (as determined in good faith by our board of directors); and

  •
  the present value of the total net amount of rent required to be paid under the lease related to the Principal Property during the remaining term thereof (including any renewal term or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by all outstanding senior debt securities of the applicable series issued under the indenture compounded semi-annually in either case as determined by our principal accounting or financial officer.

        For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (a) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and (b) the net amount determined assuming no such termination.

        "Consolidated Net Assets" means, as of any particular time, the aggregate amount of assets at the end of our most recently completed fiscal quarter after deducting therefrom all current liabilities except for:

  •
  senior debt securities and loans payable;

  •
  current maturities of long-term debt; and

  •
  current maturities of obligations under capital leases,

all as set forth on the most recent consolidated balance sheet of us and our consolidated subsidiaries and computed in accordance with GAAP.

        "default" means any event that is, or after notice or passage of time or both would be, an event of default under the indenture.

        "indebtedness" means, with respect to any person, obligations (other than Nonrecourse Obligations) of such person for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

        "Nonrecourse Obligation" means indebtedness or other obligations substantially related to (a) the acquisition of assets not previously owned by us or any Restricted Subsidiary or (b) the financing of a project involving the development or expansion of our properties or those of any Restricted Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any Restricted Subsidiary or any of our assets or those of any Restricted Subsidiary other than the assets that were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

        "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

        "Principal Property" means the land, land improvements, buildings and fixtures (to the extent they constitute real property interests and including any leasehold interest therein) constituting the principal corporate office, any manufacturing plant or any manufacturing facility (whether now owned or hereafter acquired) that:

  •
  is owned by us or any of our subsidiaries;

  •
  is located within any of the present 50 states of the United States of America (or the District of Columbia);

  •
  has not been determined in good faith by our board of directors not to be materially important to the total business conducted by us and our subsidiaries taken as a whole; and

  •
  has a book value on the date as of which the determination is being made in excess of 0.75% of Consolidated Net Assets as most recently determined on or prior to that date.

        "Restricted Subsidiary" means any of our direct or indirect subsidiaries that owns any Principal Property; provided, however, that the term "Restricted Subsidiary" does not include:

  •
  any such subsidiary that is principally engaged in leasing or in financing receivables or that is principally engaged in financing outside the United States of America our operations or those of our subsidiaries; or

  •
  any such subsidiary less than 80% of the Voting Stock of which is owned, directly or indirectly, by us, by one or more of our other subsidiaries or by us and one or more of our other subsidiaries if the common stock of such subsidiary is traded on any national securities exchange or in the over-the-counter market.

        "Voting Stock" of a person means all classes of any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any senior debt securities convertible into such equity, to the extent then outstanding and normally entitled to vote in the election of such person's directors, managers or trustees, as applicable.

Description of Subordinated Debt Securities

        We may issue senior subordinated debt securities or junior subordinated debt securities, in one or more series, under an indenture or indentures between us and the trustee specified therein. The terms of the senior subordinated or junior subordinated debt securities of such series will be described in the prospectus supplement applicable to the subordinated debt securities of such series, including:

  •
  the designation and aggregate principal amount of the subordinated debt securities of such series;

  •
  the date or dates on which the subordinated debt securities of such series will mature;

  •
  the interest rate or rates, or method of calculation of such rate or rates, on the subordinated debt securities of such series, and the date from which such interest shall accrue;

  •
  the dates on which such interest will be payable or method by which such dates are to be determined;

  •
  the record dates for payment of such interest;

  •
  any redemption terms for the subordinated debt securities of such series;

  •
  the period or periods within which, the price or prices at which, and the terms and conditions upon which, the subordinated debt securities of such series may be repaid, in whole or in part, at our option;

  •
  the terms on which the subordinated debt securities of such series will be subordinated to our other indebtedness;

  •
  the terms and conditions, if any, upon which the subordinated debt securities of such series will be convertible into preferred or common stock or other securities, including the conversion price (or manner of calculation) and conversion period; or

  •
  other specific terms applicable to the subordinated debt securities of such series.

Description of Preferred Stock

        Under our restated certificate of incorporation, the total number of shares of all classes of our capital stock that we have authority to issue is 1,110,000,000 shares, of which 10,000,000 shares shall be our preferred stock, class A, without par value, issuable in one or more series. Our board of directors is authorized, at any time or from time to time, to divide any or all of the shares of our preferred stock, class A, into one or more series, and in the resolution or resolutions establishing a particular series to fix and determine the number of shares and the designation of such series so as to distinguish it from the shares of all other series and classes, and to fix and determine the preferences, voting rights, qualifications, privileges, limitations, options, conversion rights, restrictions and other special or relative rights of our preferred stock, class A, or of such series to the fullest extent now or hereafter permitted by the laws of the State of Delaware. The terms of our preferred stock, class A, or of such series will be described in the prospectus supplement applicable to thereto, including:

  •
  the distinctive designation of such series and the number of shares that shall constitute such series, which number may be increased or reduced (but not below the number of shares thereof then outstanding) from time to time by our board of directors;

  •
  the annual dividend rate for such series, and the date or dates from which dividends shall commence to accrue;

  •
  the price or prices at which, and the terms and conditions on which, the shares of such series may be made redeemable;

  •
  the purchase or sinking fund provision, if any, for the purchase or redemption of shares of such series;

  •
  the preferential amount or amounts payable upon shares of such series in the event of the liquidation, dissolution or winding up of the corporation;

  •
  the voting rights, if any, of shares of such series;

  •
  the terms and conditions, if any, upon which shares of such series will be converted and the class or classes or series of shares of the corporation, or other securities, into which such shares may be converted, including the conversion price (or manner of calculation) and conversion period; or

  •
  the relative terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares of such series as our board of directors may, at the time of such resolution or resolutions, lawfully fix and determine under the laws of the State of Delaware.

        Unless otherwise provided in a resolution or resolutions establishing any particular series as described in the prospectus supplement applicable to such series, the aggregate number of authorized shares of our preferred stock, class A, may be increased by an amendment of our restated certificate of incorporation approved solely by a majority vote of the outstanding shares of our common stock (or solely with a lesser vote of the common stock, or solely by action of our board of directors, if permitted by law at the time).

        All shares of any one series shall be alike in every particular, except with respect to the accrual of dividends prior to the date of issuance.

Description of Common Stock

General

        The following description of the terms of our common stock and related Rights (as defined below) is not meant to be complete and is qualified entirely by reference to our restated certificate of incorporation and the Rights Agreement (as defined below), which are filed as exhibits to the registration statement of which this prospectus is a part. Under our restated certificate of incorporation, the total number of shares of all classes of our capital stock that we have authority to issue is 1,110,000,000 shares, of which 1,100,000,000 shares will be our common stock, par value $.10 per share. The outstanding shares of our common stock are validly issued, fully paid and nonassessable.

Voting Rights

        Each holder of our common stock is entitled to one vote for each share of our common stock held of record on the applicable record date on all matters submitted to a vote of stockholders.

Dividend Rights; Rights upon Liquidation

        The holders of our common stock are entitled to receive, from funds legally available for the payment thereof, dividends when and as declared by resolution of our board of directors, subject to any preferential dividend rights granted to the holders of any of our outstanding preferred stock, if any. In the event of liquidation, each share of our common stock is entitled to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any of our outstanding preferred stock.

Preemptive Rights

        Holders of our common stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

Anti-Takeover Effects of Provisions of Rights Plan

        We are a party to stockholder protection rights agreement dated as of October 16, 2006 between us and Mellon Investor Services LLC, as rights agent (the "Rights Agreement"). Unless otherwise defined in this prospectus, capitalized terms used in this "Description of Common Stock—Anti-Takeover Effects of Provisions of Rights Plan" section are defined under "—Definitions" below.

        On October 16, 2006, we declared a dividend of one right (a "Right" and, collectively, the "Rights") for each outstanding share of our common stock of record at the close of business on October 26, 2006, payable in respect of each such share upon the Payment Time or issued thereafter and prior to the Separation Time and thereafter pursuant to options and convertible securities outstanding at the Separation Time. Each Right entitles its registered holder to purchase from us, after the Separation Time, one one-thousandth (1/1,000th) of a share of our participating preferred stock, class A, without par value, for the then-current Exercise Price.

        The Rights will be evidenced by certificates for our common stock until the Separation Time. The Rights Agreement provides that, until the Separation Time, the Rights will be transferred with and only with our common stock. Certificates for our common stock that are issued after the Payment Time but prior to the Separation Time will evidence one Right for each share of our common stock represented thereby and will contain a legend incorporating by reference the terms of the Rights Agreement. Notwithstanding the absence of the aforementioned legend, certificates evidencing shares of our common stock outstanding as of the Payment Time shall also evidence one Right for each share of our common stock evidenced thereby. Promptly following the Separation Time, separate certificates evidencing the Rights will be delivered to holders of record of our common stock at the Separation Time.

        The Rights will not be exercisable until the business day following the Separation Time. The Rights will expire on the earliest of (a) the Exchange Time (as defined below), (b) November 30, 2009 and (c) the date on which the Rights are redeemed as described below.

        The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a dividend on, or a subdivision or a combination into a smaller number of shares of, or the issuance or distribution of any securities or assets in respect of, in lieu of, or in exchange for, our common stock.

        In the event that prior to November 30, 2009 a Flip-in Date occurs, each Right (other than Rights Beneficially Owned (as defined in the Rights Agreement) by the Acquiring Person or any Affiliate or Associate (each as defined in the Rights Agreement) hereof, which Rights shall become void) will constitute the right to purchase from us, upon the exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of our common stock having an aggregate Market Price (as defined in the Rights Agreement) equal to twice the then-current Exercise Price for an amount in cash equal to the then-current Exercise Price. In addition, our board of directors may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of our common stock, elect to exchange all (but not less than all) the then outstanding Rights (other than Rights Beneficially Owned by such Acquiring Person or any Affiliate or Associate thereof, which Rights shall become void) for shares of our common stock at an exchange ratio of one share of our common stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time. Immediately upon such action by our board of directors (the "Exchange Time"), the right to exercise the Rights will terminate, and each Right will thereafter represent only the right to receive a number of shares of our common stock equal to such exchange ratio.

        Whenever we shall become obligated, as described in the preceding paragraph, to issue shares of our common stock upon exercise of or in exchange for Rights, we, at our option, may substitute therefor shares of our participating preferred stock, at a ratio of one one-thousandth (1/1,000th) of a share of our participating preferred stock for each share of our common stock so issuable.

        In the event that, prior to November 30, 2009, there exists an Acquiring Person that controls our board of directors or Beneficially Owns 90% or more of our common stock and we are involved in (a) a merger, consolidation or statutory share exchange (or enter into an agreement to undertake any of the foregoing) and either (i) such merger, consolidation or statutory share exchange is with such Acquiring Person or any Affiliate or Associate thereof or (ii) any term of such merger, consolidation or share exchange relating to the treatment of our capital stock Beneficially Owned by such Acquiring Person is not identical to the terms of such transaction relating to capital stock Beneficially Owned by other holders or (b) a sale of more than 50% of our assets or earning power, each Right shall constitute the right to purchase from the Flip-over Entity (as defined in the Rights Agreement), upon exercise of such Right in accordance with the Rights Agreement, that number of shares of common stock of the Flip-over Entity having an aggregate Market Price equal to twice the then-current Exercise Price for an amount in cash equal to the then-current Exercise Price.

        Our board of directors may, at its option, at any time prior to a Flip-in Date, redeem all (but not less than all) the then outstanding Rights at a price of $0.001 per Right, as provided in the Rights Agreement. Immediately upon the action of our board of directors electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive such redemption price in cash for each Right so held.

        If we receive a Qualifying Offer and our board of directors does not redeem the Rights or exempt such Qualifying Offer from the requirements of the Rights Plan by the end of 90 business days following the commencement (or, if later, the first existence) of such Qualifying Offer, holders of at least 10% of the then outstanding shares of our common stock may demand that our board of directors take action necessary to arrange a special meeting of stockholders (the "Special Meeting") to vote on exempting such Qualifying Offer from the Rights Plan (the "Special Meeting Demand"). If we receive the Special Meeting Demand within 90 to 120 business days following the commencement (or, if later, the first existence) of such Qualifying Offer, our board of directors shall take such actions as may be necessary to hold the Special Meeting within 90 business days of the Special Meeting Demand (the "Special Meeting Period"), provided that the Special Meeting Period may be extended if, prior to such vote, we enter into an agreement (that is conditioned on the approval by the holders of not less than a majority of the outstanding shares of our common stock) with respect to a merger, recapitalization, share exchange or a similar transaction involving us or the direct or indirect acquisition of more than 50% of our consolidated total assets (a "Definitive Acquisition Agreement"), until the time of the meeting at which our stockholders will be asked to vote on the Definitive Acquisition Agreement.

        A Qualifying Offer must remain open for 120 business days and, if a Special Meeting Demand is delivered to our board of directors, for at least ten business days after the date of the Special Meeting or, if the Special Meeting is not held within the Special Meeting Period, for at least ten business days following the end of such period (the "Qualifying Offer Period"); provided, however, that such Qualifying Offer need not remain open longer than (a) the expiration date of any other (i) Qualifying Offer (as such may be extended by public announcement) or (ii) tender offer (as such may be extended by public announcement) with respect to which our board of directors has agreed to redeem the Rights immediately prior to acceptance of our common stock for payment or (b) one business day after our stockholder vote with respect to approval of any Definitive Acquisition Agreement has been officially determined and certified by the inspectors of elections. If the Special Meeting is not held within the Special Meeting Period (or if holders of a majority of the outstanding shares of our common stock vote in favor of exempting such Qualifying Offer from the Rights Plan at such meeting), such Qualifying Offer will be deemed to be exempt from the application of the Rights Plan on the close of business on the tenth business day after the results of such meeting are certified as official (or following the end of the Special Meeting Period, as applicable).

        A committee of our independent directors will evaluate the Rights Agreement annually to determine whether it continues to be in the best interests of our stockholders or if the Rights should be redeemed.

        The holders of Rights will, solely by reason of their ownership of Rights, have no rights as our stockholders, including the right to vote or to receive dividends.

        The Rights will not prevent a takeover of us. However, the Rights may cause substantial dilution to a person or group that acquires 20% or more of our common stock unless the Rights are first redeemed by our board of directors. Nevertheless, the Rights Agreement should not interfere with a transaction that is in our best interests and the best interests of our stockholders because the Rights may be redeemed on or prior to the Flip-in Date, before the consummation of such transaction (including following the Special Meeting held in connection with a Qualifying Offer).

        As long as the Rights are attached to our common stock, we will issue one Right with each new share of our common stock so that all such shares of our common stock will have Rights attached.

Definitions

        For purposes of the "Description of Common Stock—Anti-Takeover Effects of Provisions of Rights Plan" section, the following terms have the following meanings:

        "Acquiring Person" means any person having Beneficial Ownership of 20% or more of our outstanding common stock, but shall not include:

  •
  us or any of our Subsidiaries (as defined in the Rights Agreement);

  •
  any employee stock ownership or other employee benefit plan of ours or any of our Subsidiaries (or any entity or trustee holding shares of our common stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of ours or any of our Subsidiaries); or

  •
  any person who (a) has Beneficial Ownership of 20% or more of the outstanding shares of our common stock as of October 16, 2006 and has continuously been since October 16, 2006 the Beneficial Owner of 20% or more of the outstanding shares of our common stock until such time as such person becomes the Beneficial Owner (other than through a stock split or a stock dividend) of an additional .1% of the outstanding shares of our common stock (including, for the avoidance of doubt, Mr. Walter Haefner and all of his Affiliates, Associates and Successors (as defined in the Rights Agreement)), (b) becomes the Beneficial Owner of 20% or more of the outstanding shares of our common stock solely as a result of an acquisition by us of shares of our common stock until such time as such person becomes the Beneficial Owner of an additional .1% of the outstanding shares of our common stock, (c) becomes the Beneficial Owner of 20% or more of the outstanding shares of our common stock but (in the good faith determination of our board of directors) acquired such Beneficial Ownership inadvertently and without any plan or intention to seek or affect control of us, if such person promptly divests or promptly enters into an agreement to divest, sufficient securities of ours so that such person ceases to be the Beneficial Owner of 20% or more of the outstanding shares of our common stock or (d) Beneficially Owns shares of our common stock consisting solely of one or more (i) shares of our common stock Beneficially Owned pursuant to the grant or exercise of an option granted to such person (an "Option Holder") by us in connection with an agreement to merge with, or acquire, us entered into prior to a Flip-in Date, (ii) shares of our common stock (or securities convertible into, exchangeable into or exercisable for shares of our common stock) Beneficially Owned by such Option Holder or his Affiliates or Associates at the time of such grant and (iii) shares of our common stock (or securities convertible into, exchangeable into or exercisable for shares of our common stock) acquired by Affiliates or Associates of such Option Holder after the time of such grant that, in the aggregate, amount to less than 1% of the outstanding shares of our common stock.

        "business day" means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close.

        "Exercise Price" means $100.00, subject to adjustment in accordance with the terms of the Rights Agreement.

        "Flip-in Date" means any Stock Acquisition Date (as defined below) or such later date and time as our board of directors may from time to time fix by resolution adopted prior to the Flip-in Date that would otherwise have occurred. For this purpose, a "Stock Acquisition Date" means the earlier of (a) the first date on which we announce that a person or group has become an Acquiring Person or (b) the date and time on which any Acquiring Person has acquired more than 50% of our common stock.

        "Payment Time" means the later of (a) certification by the New York Stock Exchange to the SEC that the Rights have been approved for listing and registration and (b) November 30, 2006.

        "person" shall mean any individual, firm, partnership, limited liability company, association, group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as such Rule was in effect on the date of the Rights Agreement), corporation or other entity, including any successor (by merger or otherwise) thereof.

        "Qualifying Offer" means an offer that is determined by a majority of our independent directors to have (among others) the following characteristics:

  •
  a fully financed all-cash tender offer or an exchange offer offering shares of common stock of the offeror, or a combination thereof, for any and all of the outstanding shares of our common stock at the same per-share consideration;

  •
  made by an offeror that, together with its Affiliates and Associates, Beneficially Owns no more than 5% of our common stock at the time the offer is commenced;

  •
  an offer not subject to any financing, funding or similar conditions or any requirements with respect to the offeror or its agents being permitted any due diligence on us;

  •
  an offer pursuant to which we and our stockholders have received an irrevocable written commitment of the offeror that the offer will remain open for the Qualifying Offer Period;

  •
  an offer pursuant to which we have received an irrevocable written commitment by the offeror that the offer, if it is otherwise to expire prior thereto, will be extended for at least 15 business days after any increase in the price offered, and after any bona fide alternative offer is commenced, subject to the proviso described in the preceding paragraph;

  •
  if such offer includes stock of the offeror, the offeror must allow our investment bank, legal counsel and accountants to perform appropriate due diligence on the offeror's business;

  •
  an offer conditioned on a minimum of at least a majority of the outstanding shares of our common stock being tendered and not withdrawn as of the offer's expiration date, which condition shall not be waivable;

  •
  an offer pursuant to which we and our stockholders have received an irrevocable written commitment of the offeror to consummate as promptly as practicable upon successful completion of the offer a second-step transaction whereby all shares of our common stock not tendered into the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to any stockholders' statutory appraisal rights;

  •
  an offer pursuant to which we and our stockholders have received an irrevocable written commitment of the offeror that no amendments will be made to the offer to reduce the offer consideration or otherwise change the terms of the offer in a way that is materially adverse to a tendering stockholder (other than extensions of the offer consistent with the terms thereof); and

  •
  if the offer includes stock of the offeror, (a) the stock portion of the consideration must consist solely of common stock of the offeror, which must be a US corporation whose stock is freely and publicly traded and is listed on the New York Stock Exchange or admitted to trading on Nasdaq, (b) no shareholder approval is required or, if required, has been obtained, (c) no person Beneficially Owns more than 20% of the voting stock of the offeror, (d) no other class of voting stock of the offeror is outstanding and the offeror may register securities on Form S-3 and (e) we have received written representations and certification of the offeror and the offeror's chief executive officer and chief financial officer that all material facts about the offeror have been fully and accurately disclosed and new facts will be fully and accurately disclosed during the period during which the offer remains open, and all required reports under the

    Securities Exchange Act of 1934 will be filed by the offeror in a timely manner during the offer period.

        "Separation Time" means the later of (a) the close of business on the tenth business day or such later date as our board of directors may from time to time fix by resolution adopted prior to the Separation Time that would otherwise have occurred, after the date on which any person commences a tender or exchange offer that, if consummated, would result in such person's becoming an Acquiring Person and (b) the time of the first event causing a Flip-in Date to occur; provided that if the foregoing results in the Separation Time being prior to the Payment Time, the Separation Time shall be the Payment Time; and provided further that if a tender or exchange offer described in clause (a) above is cancelled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of our common stock pursuant thereto, such offer shall be deemed never to have been made.

Delaware Anti-Takeover Statute

        We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless (a) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer or (c) at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 of the Delaware General Corporation Law defines the term "business combination" to include: (a) any merger or consolidation involving the corporation or any of its direct or indirect majority-owned subsidiaries and the interested stockholder or another entity if the merger or consolidation is caused by the interested stockholder; (b) any sale, lease, exchange, mortgage, pledge or transfer of 10% or more of either the aggregate market value of all of the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation or any of its direct or indirect majority-owned subsidiaries involving the interested stockholder; (c) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any of its direct or indirect majority-owned subsidiaries of any stock of the corporation or that subsidiary to the interested stockholder; (d) subject to certain exceptions, any transaction involving the corporation or any of its direct or indirect majority-owned subsidiaries that has the effect of increasing the proportionate share of the stock of any class or series of the corporation or that subsidiary owned by the interested stockholder; or (e) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any of its direct or indirect majority-owned subsidiaries. In general, Section 203 defines an "interested stockholder" as any entity or person owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Description of Units

        As specified in the prospectus supplement applicable to any units, we may issue debt securities or shares of preferred stock or common stock as units with any combination of such securities.

Book-Entry Delivery and Settlement

Global Securities

        Unless otherwise indicated in the accompanying prospectus supplement, we will issue the securities in the form of one or more global securities in definitive, fully registered, book-entry form. A global security will be deposited with or on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

        Beneficial interests in global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in a global securities through either DTC (in the United States), Clearstream Banking, société anonyme, Luxembourg, which we refer to as Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their U.S. depositaries, which in turn will hold such interests in customers' securities accounts in the U.S. depositaries' names on the books of DTC.

        DTC has advised us:

  •
  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

  •
  DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates.

  •
  Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

  •
  DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.

  •
  Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

  •
  The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include various underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

        Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include various underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        The Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

        We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. Neither we nor the applicable trustee take any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

        We expect that under procedures established by DTC:

  •
  upon deposit of a global security with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by any underwriters in connection with the distribution of the securities represented by such global security with portions of the principal amounts of such global security; and

  •
  ownership of the securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

        The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the securities represented by a global security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in securities represented by a global security to pledge or transfer those interests to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the securities represented by that global security for all purposes under the indenture and under the securities. Except as provided below, owners of beneficial interests in a global security will not be entitled to have securities represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered the owners or holders thereof under the indenture or under the securities for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of securities under the indenture or a global security.

        Neither we nor the applicable trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of securities by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the securities.

        Payments on the securities represented by a global security will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the securities represented by any such global security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such global security as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

        Distributions on the securities held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to collectively as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions on the securities held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

        Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

        Because of time-zone differences, credits of the securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Securities

        Unless otherwise indicated in the accompanying prospectus supplement, we will issue certificated securities to each person that DTC identifies as the beneficial owner of the securities represented by a global security upon surrender by DTC of such global security if:

  •
  DTC notifies us that it is no longer willing or able to act as a depositary for such global security or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

  •
  in the case of debt securities of any series, an event of default has occurred and is continuing with respect to the securities of such series, and DTC requests the issuance of certificated securities; or

  •
  we determine not to have the securities represented by a global security.

        Neither we nor the applicable trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the securities. We and the applicable trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated securities to be issued.

Plan of Distribution

        We may sell the securities offered by this prospectus:

  •
  to or through underwriting syndicates represented by managing underwriters;

  •
  to or through one or more underwriters without a syndicate;

  •
  through dealers for public offering and sale by them; or

  •
  to investors directly or through agents.

        The accompanying prospectus supplement will set forth the terms of the offering of the securities and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of such securities and the proceeds to us from that sale;

  •
  any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

  •
  any public offering price; and

  •
  any securities exchange or market on which such securities may be listed.

        Only those underwriters identified in the accompanying prospectus supplement are deemed to be underwriters in connection with the securities offered in such prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the accompanying prospectus supplement specifies. In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the distribution of securities may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

        We will provide in the accompanying prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the offering of securities. Underwriters, dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act of 1933.

        The securities may or may not be listed on a national securities exchange. In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

        Various of the underwriters who participate in the distribution of securities, and their affiliates, may perform various commercial banking and investment banking services for us and our affiliates from time to time in the ordinary course of business.

Validity of Securities

        The validity of the securities offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, New York, New York.

Experts

        The consolidated financial statements and schedule of CA, Inc. and subsidiaries as of March 31, 2008 and 2007, and for each of the years in the three-year period ended March 31, 2008, and management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report covering the March 31, 2008, consolidated financial statements and related consolidated financial statement schedule refers to a change during the fourth quarter of fiscal year 2008 in the Company's method of accounting for accounts receivable and unearned revenue on billed and uncollected amounts due from customers from a "net method of presentation" to a "gross method of presentation". The audit report covering the March 31, 2008, consolidated financial statements and related consolidated financial statement schedule also contains an explanatory paragraph that states that effective April 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements.

PART II

Information Not Required In Prospectus

Item 14.    Other Expenses of Issuance and Distribution.

        The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts.

SEC registration fee	(1)
Fees and expenses of independent accountants	(2)
Trustee fees and expenses	(2)
Legal fees and expenses	(2)
Printing and delivery expenses	(2)
Blue sky fees	(2)
Rating agency fees	(2)
Miscellaneous expenses	(2)

Total	(1)(2)

(1)
Because an indeterminate amount of securities are covered by this Registration Statement, we are deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act, except for $39,300 that we have previously paid with respect to securities included in Registration Statement No. 333-126641, which was filed on July 15, 2005 and subsequently withdrawn with no sales of securities having been made thereunder. In accordance with Rule 457(p), such previously paid fee may be applied to the filing fee payable pursuant to this Registration Statement.

(2)
Because an indeterminate amount of securities are covered by this Registration Statement and the number of offerings are indeterminable, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15.    Indemnification of Directors and Officers.

        We are a corporation organized under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.

        Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

        As permitted by Section 145 of the DGCL, Article EIGHTH of our Restated Certificate of Incorporation, as amended, provides:

  The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein, shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Our Restated Certificate of Incorporation, as amended, also limits the personal liability of directors for monetary damages in certain instances and eliminates director liability for monetary damages arising from any breach of a directors' duty of care.

        We maintain insurance on behalf of any person who is or was a director, officer, employee or agent of our, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under the provisions of our Restated Certificate of Incorporation, as amended.

Item 16.    Exhibits.

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement
3.1		Registrant's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant's Current Report on Form 8-K filed with the SEC on March 9, 2006)
3.2		Registrant's By-Laws (as amended, effective as of February 23, 2007) (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on February 28, 2007)
4.1
Indenture dated as of June 1, 2008 between the Registrant and U.S. Bank National Association, as trustee, relating to the senior debt securities, the senior subordinated debt securities and the junior subordinated debt securities, as applicable
4.2	*	Form of Officer's Certificate or Supplemental Indenture establishing the terms of the senior debt securities (including form of the senior debt securities)
4.3	*	Form of Officer's Certificate or Supplemental Indenture establishing the terms of the senior subordinated debt securities (including form of the senior subordinated debt securities)
4.4	*	Form of Officer's Certificate or Supplemental Indenture establishing the terms of the junior subordinated debt securities (including form of the junior subordinated debt securities)

4.5
Stockholder Protection Rights Agreement, dated as of October 16, 2006, between the Registrant and Mellon Investor Services LLC, as Rights Agent (including Forms of Rights Certificate and of Election to Exercise as Exhibit A thereto and Form of Certificate of Designation and Terms of Participating Preferred Stock as Exhibit B thereto) (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the SEC on October 16, 2006)
4.6	*	Form of Common Stock Certificate
4.7	*	Form of Certificate of Designation of Preferred Stock
4.8	*	Form of Preferred Stock Certificate
4.9	*	Form of Unit Agreement relating to Units
4.10	*	Form of Unit Certificate
5.1		Opinion of Pillsbury Winthrop Shaw Pittman LLP
12.1		Computation of ratios of earnings to fixed charges
23.1		Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)
23.2		Consent of KPMG LLP, Independent Registered Public Accounting Firm
24.1		Power of Attorney (included on the signature page hereof)
25.1
Form T-1 Statement of Eligibility of U.S. Bank National Association, as trustee for the senior debt securities and, as applicable, the senior subordinated debt securities and the junior subordinated debt securities under the Trust Indenture Act of 1939
25.2	**	Form T-1 Statement of Eligibility of any other trustee for the senior subordinated debt securities or the junior subordinated debt securities under the Trust Indenture Act of 1939

*
To be filed by amendment or pursuant to a report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference.

**
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as applicable.

Item 17.    Undertakings.

(a)
The undersigned Registrant hereby undertakes:

(1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

    (iii)
    to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

  (2)
  that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser if the registrant is relying on Rule 430B:

  (i)
  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

  (5)
  that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

    (iii)
    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

    (iv)
    any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)
The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Islandia, State of New York, on June 11, 2008.

CA, INC.
By:	/s/ JOHN A. SWAINSON John A. Swainson, Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Nancy E. Cooper, Amy Fliegelman Olli and James Hodge, and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorneys in fact and agents, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, in connection with the registration under the Securities Act of 1933, of securities of the Registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN A. SWAINSON John A. Swainson	Chief Executive Officer (Principal Executive Officer)	June 11, 2008
/s/ NANCY E. COOPER Nancy E. Cooper	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 11, 2008
/s/ MARC F. STOLL Marc F. Stoll	Corporate Senior Vice President and Corporate Controller (Principal Accounting Officer)	June 11, 2008
/s/ RAYMOND J. BROMARK Raymond J. Bromark	Director	June 11, 2008

/s/ ALFONSE M. D'AMATO Alfonse M. D'Amato	Director	June 11, 2008
/s/ GARY J. FERNANDES Gary J. Fernandes	Director	June 11, 2008
/s/ ROBERT E. LA BLANC Robert E. La Blanc	Director	June 11, 2008
/s/ CHRISTOPHER B. LOFGREN Christopher B. Lofgren	Director	June 11, 2008
/s/ JAY W. LORSCH Jay W. Lorsch	Director	June 11, 2008
/s/ WILLIAM E. MCCRACKEN William E. McCracken	(Non-Executive) Chairman of the Board of Directors	June 11, 2008
/s/ WALTER P. SCHUETZE Walter P. Schuetze	Director	June 11, 2008
/s/ JOHN A. SWAINSON John A. Swainson	Director	June 11, 2008
/s/ LAURA S. UNGER Laura S. Unger	Director	June 11, 2008
/s/ ARTHUR F. WEINBACH Arthur F. Weinbach	Director	June 11, 2008
/s/ RENATO ZAMBONINI Renato Zambonini	Director	June 11, 2008

EXHIBIT INDEX

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement
3.1		Registrant's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant's Current Report on Form 8-K filed with the SEC on March 9, 2006)
3.2		Registrant's By-Laws (as amended, effective as of February 23, 2007) (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on February 28, 2007)
4.1
Indenture dated as of June 1, 2008 between the Registrant and U.S. Bank National Association, as trustee, relating to the senior debt securities, the senior subordinated debt securities and the junior subordinated debt securities, as applicable
4.2	*	Form of Officer's Certificate or Supplemental Indenture establishing the terms of the senior debt securities (including form of the senior debt securities)
4.3	*	Form of Officer's Certificate or Supplemental Indenture establishing the terms of the senior subordinated debt securities (including form of the senior subordinated debt securities)
4.4	*	Form of Officer's Certificate or Supplemental Indenture establishing the terms of the junior subordinated debt securities (including form of the junior subordinated debt securities)
4.5
Stockholder Protection Rights Agreement, dated as of October 16, 2006, between the Registrant and Mellon Investor Services LLC, as Rights Agent (including Forms of Rights Certificate and of Election to Exercise as Exhibit A thereto and Form of Certificate of Designation and Terms of Participating Preferred Stock as Exhibit B thereto) (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the SEC on October 16, 2006)
4.6	*	Form of Common Stock Certificate
4.7	*	Form of Certificate of Designation of Preferred Stock
4.8	*	Form of Preferred Stock Certificate
4.9	*	Form of Unit Agreement relating to Units
4.10	*	Form of Unit Certificate
5.1		Opinion of Pillsbury Winthrop Shaw Pittman LLP
12.1		Computation of ratios of earnings to fixed charges
23.1		Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)
23.2		Consent of KPMG LLP, Independent Registered Public Accounting Firm
24.1		Power of Attorney (included on the signature page hereof)
25.1
Form T-1 Statement of Eligibility of U.S. Bank National Association, as trustee for the senior debt securities and, as applicable, the senior subordinated debt securities and the junior subordinated debt securities under the Trust Indenture Act of 1939
25.2	**	Form T-1 Statement of Eligibility of any other trustee for the senior subordinated debt securities or the junior subordinated debt securities under the Trust Indenture Act of 1939

*
To be filed by amendment or pursuant to a report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference.

**
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as applicable.

QuickLinks

CA, Inc. Senior Debt Securities Senior Subordinated Debt Securities Junior Subordinated Debt Securities Preferred Stock Common Stock
Table of Contents
About this Prospectus
Risk Factors
Our Company
Where You Can Find More Information
Use of Proceeds
Ratios of Earnings to Fixed Charges
Description of Senior Debt Securities
Description of Subordinated Debt Securities
Description of Preferred Stock
Description of Common Stock
Description of Units
Book-Entry Delivery and Settlement
Plan of Distribution
Validity of Securities
Experts
PART II Information Not Required In Prospectus
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX